Exhibit 107

Calculation of Filing Fee Tables

S-3

(Form Type)

XOMA Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective date	Filing Fee Previously Paid In Connection With Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common stock, par value $0.0075 per share (1)	457(o)	(1)	(2)	(3)	—	—

Fees to Be Paid	Equity	Preferred stock, par value $0.05 per share (1)	457(o)	(1)	(2)	(3)	—	—

Fees to Be Paid	Equity	Depositary Shares (1)	457(o)	(1)	(2)	(3)	—	—

Fees to Be Paid	Debt	Debt Securities (1)	457(o)	(1)	(2)	(3)	—	—

Fees to Be Paid	Other	Warrants (1)	457(o)	(1)	(2)	(3)	—	—

Fees to Be Paid	Other	Subscription Rights (1)	457(o)	(1)	(2)	(3)	—	—

Fees to Be Paid	Other	Contingent Value Rights (1)	457(o)	(1)	(2)	(3)	—	—

Fees to Be Paid	Other	Royalty Certificates (1)	457(o)	(1)	(2)	(3)	—	—

Fees to Be Paid	Other	Units (1)	457(o)	(1)	(2)	(3)	—	—

Unallocated (Universal) Shelf	—	—	457(o)	(1)	(2)	$200,000,000	0.0001476	$29,520.00

Fees Previously Paid	—	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities	Unallocated (Universal) Shelf	(4)	415(a)(6)	(4)		$66,600,000	0.0001091	—	S-3	333-254073	March 19, 2021	$7,266.06

	Total Offering Amounts					$200,000,000		$29,520.00

	Total Fees Previously Paid							$7,266.06

	Total Fee Offsets							N/A

	Net Fee Due							$22,253.94

(1)

The amount to be registered consists of up to $200,000,000 of an indeterminate amount of common stock, preferred stock, depositary shares, debt securities, warrants, subscription rights, contingent value rights, royalty certificates and/or units. There is also being registered hereunder such currently indeterminate number of (i) shares of common stock or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities, depositary shares and/or preferred stock registered hereby, or (ii) shares of common stock, preferred stock, depositary shares or debt securities as may be issued upon exercise of warrants registered hereby, as the case may be. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder.

(2)

The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b of the Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form S-3.

(3)

Estimated solely for purposes of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this registration statement exceed $200,000,000. No separate consideration will be received for (i) common stock or other securities of the registrant that may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities, depositary shares and/or preferred stock registered hereby, or (ii) common stock, preferred stock, depositary shares or debt securities that may be issued upon exercise of warrants registered hereby, as the case may be.

(4)

Pursuant to Rule 415(a)(6) under the Securities Act, securities with a maximum aggregate price of $66,600,000 registered hereunder are unsold securities (the “Unsold Securities”) previously covered by the registrant’s registration statement on Form S-3 (File No. 333-254073) which was initially filed with the Securities and Exchange Commission on March 10, 2021, and became effective on March 19, 2021, (the “Prior Registration Statement”), and are included in this registration statement. The registrant paid a filing fee of $7,266.06 (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement) relating to the Unsold Securities under the Prior Registration Statement, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement. During the grace period afforded by Rule 415(a)(6) under the Securities Act, the registrant may continue to offer and sell under the Prior Registration Statement the Unsold Securities being registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities under the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.